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                                                                    EXHIBIT 99.1

NEWS RELEASE
C-00030

Media Contacts:
Otilia Ayats-Mas  214-480-3435
Donna Coletti     214-480-6255
(Please do not publish these numbers.)


                            TI TO ACQUIRE BURR-BROWN

      TI TO BECOME A LEADING SUPPLIER OF HIGH-PERFORMANCE DATA CONVERTERS

           EXPANDED ANALOG PORTFOLIO ACCELERATES DSP-ATTACH STRATEGY

         Dallas (June 21, 2000) -- Texas Instruments (TI) Incorporated (NYSE:
TXN), the world leader in digital signal processors (DSP) and analog semiconductors, today said it will acquire Burr-Brown Corporation in a stock-for-stock transaction valued at approximately $7.6 billion. The acquisition strengthens TI's position in the data converter and amplifier segments of the analog semiconductor market.

         "We are as serious about analog as we are about DSP. The people of Burr-Brown are elite developers of high-performance analog products. This combination means that TI will have a leading position in essentially every high-performance analog category and the ability to offer almost any analog component that touches a DSP," said TI Chairman, President and CEO Tom Engibous.

         With Burr-Brown's high-performance expertise, TI becomes a leading provider of data converters. Burr-Brown designs data converters at the highest end of the precision range, including 24-bit products. "Burr-Brown's product position accelerates our data converter product roadmap by several years. Together we will extend and expand the data converter portfolio much faster than either company could alone," Engibous said.

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TI to Acquire Burr-Brown

     TI will integrate its advanced process technologies with Burr-Brown's design expertise to produce products for applications that require the highest levels of precision and performance.

     Burr-Brown Chairman, President and CEO Syrus Madavi said: "I am very excited about the compelling synergies of the two companies. TI's strength in DSP will introduce our high-performance analog and data converter products into new applications." He also stressed the advantages this move will give customers of both TI and Burr-Brown. "The makers of Internet appliances and communications systems will have the best of both worlds in one company, with complementary components to optimally meet their total signal processing requirements. Our combined force of analog and DSP technical experts in the field will deliver unmatched support as our customers develop their systems."

     Burr-Brown will become part of TI's catalog Analog organization. This is the third acquisition TI has made in the past 12 months to expand and build its leadership in catalog Analog semiconductors. In October 1999, TI acquired Unitrode Corporation, the industry leader in power management semiconductors for battery management. In November 1999, TI acquired Power Trends a leading supplier in the emerging and fast-growing market for point-of-use power solutions situated next to digital signal processors and microprocessors inside electronic systems. The product families of all three companies fully complement TI's existing catalog Analog offering.

     Data converters are analog semiconductors used to convert real-world signals from analog to digital and back again. Amplifiers are used to detect and strengthen low-level signals. Both data converters and amplifiers are segments of the fast-growing analog semiconductor market. Data converters are estimated to grow 25 percent this year, and amplifiers are expected to grow 45 percent, according to the Semiconductor Industry Association. Data converters, amplifiers and other analog semiconductors are used in applications such as 3G phones, and DSL modems, Internet audio players, and digital consumer audio systems.

     TI will issue 1.3 shares of its common stock for each outstanding share of Burr-Brown common stock. Likewise, each share of Burr-Brown stock issuable under options and convertible notes will become convertible into 1.3 shares of TI common stock. Based on the June 21 (4 p.m.


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TI to Acquire Burr-Brown                                              Page 3


EDT) closing price of each company's stock, this represents about a 56 percent premium to Burr-Brown stockholders. Taking the options and convertible notes into account, TI will ultimately issue about 88 million shares. Excluding transaction costs, the acquisition is not expected to be material to TI's earnings per share in 2000 or 2001, and is expected to be accretive thereafter.

         The boards of directors of both companies have approved the acquisition. The transaction is intended to qualify as a pooling of interests for accounting purposes and as a tax-free exchange of shares under IRS regulations. Completion of the acquisition is contingent upon approval by Burr-Brown stockholders, on the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, and on other customary conditions.

         TI and Burr-Brown expect the acquisition to be completed by the end of the third quarter.

         Burr-Brown is headquartered in Tucson, Arizona, with one manufacturing site there, and two technology development centers in Atsugi, Japan, and Livingston, Scotland. The company employs about 1500 people.

                                     # # #

Texas Instruments Incorporated ("TI") plans to file a Registration Statement on SEC Form S-4 in connection with the merger and Burr-Brown Corporation ("Burr-Brown") expects to mail a Proxy Statement/Prospectus to its stockholders containing information about the merger. Investors are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Proxy Statement/Prospectus will contain important information about TI, Burr-Brown, the merger and related matters. Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission at http//www.sec.gov.


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TI to Acquire Burr-Brown                                                  Page 4


In addition to the Registration Statement and the Proxy Statement/Prospectus, TI and Burr-Brown file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed by TI and Burr-Brown at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on public reference rooms. TI's and Burr-Brown's filings with the Commission also are available to the public from commercial document-retrieval services and at the web site maintained by the Commission at http//www.sec.gov. Burr-Brown, its directors, executive officers and certain members of management and employees may be soliciting proxies from Burr-Brown's stockholders in favor of the adoption of the merger agreement. A description of any interests that Burr-Brown's directors and executive officers have in the merger will be available in the Proxy Statement/Prospectus.

Safe Harbor Statement: Statements contained in this press release regarding the proposed transaction, growth in the analog semiconductor market and other statements of management's beliefs, goals and expectations may be considered "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Statements related to the proposed transaction are based on the company's current expectations. Expectations of growth in the analog semiconductor market are based on market analysis by the Semiconductor Industry Association. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or, if any of them do so, what impact they will have on the results of operations and financial condition of the combined companies or the price of TI's stock. The following factors and those discussed in TI's and Burr-Brown's most recent filings on Form 10-K and in other SEC filings could cause the actual results of TI to differ materially from the statements contained in this press release: the ability to consummate the merger; the ability of TI to successfully integrate Burr-Brown's operations and capitalize on the combined technologies; the ability to realize synergies in terms of research and development, growth and cost savings; the continued growth of the analog semiconductor market; and the availability of the favorable tax treatment and accounting treatment for the merger. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Texas Instruments Incorporated is the world leader in digital signal processing and analog technologies, the semiconductor engines of the Internet age. The company's businesses also include materials and controls, and educational and productivity solutions. TI is headquartered in Dallas, Texas, and has manufacturing or sales operations in more than 25 countries.

Texas Instruments is traded on the New York Stock Exchange under the symbol TXN. The company's Web site is www.ti.com.

Burr-Brown Corporation is a worldwide leader in the development, manufacturing and marketing of precision linear, data conversion and mixed signal integrated circuits (ICs). These products address applications in communications, industrial control, instrumentation, consumer electronics, and personal computer systems.

Burr-Brown is traded on NASDAQ under symbol BBRC. The company's Web site is www.burr-brown.com.